Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$250,000,000 aggregate principal amount of our outstanding 9.875% Senior Notes due 2018

(CUSIP Nos. 422680AC2, U42308AB9 and 422680AD0)

for

$250,000,000 aggregate principal amount of 9.875% Senior Notes due 2018

(CUSIP No. 422680 AE8)

that have been registered under the Securities Act of 1933, as amended,

pursuant to the Prospectus dated             , 2012

Registered holders of outstanding 9.875% Senior Notes due 2018 (the “Old Notes”) of Heckmann Corporation (the “Company”) who wish to tender their Old Notes in exchange for a like principal amount of new 9.875% Senior Notes due 2018 (the “Exchange Notes”) of the Company, which have been registered under the Securities Act of 1933, as amended, and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Company’s Prospectus dated             , 2012 (the “Prospectus”). Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, Hand or Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: David Mauer

For Information Call:

(212) 815-3687

By Facsimile

(for Eligible Institutions only):

(212) 298-1915

Confirm by telephone:

(212) 815-3687

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided son the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, that no withdrawal of a tender of Old Notes may be made after 5:00 p.m., New York City time, on the Expiration Date and that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be exchanged for Exchange Notes only after timely receipt by the Exchange Agent of such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Name(s) of Registered Holder(s):	Name(s) of Registered Holders(s):

Stated Amount at Maturity of Old Notes Tendered:	Address:

Certificate No(s). of Old Notes (if available):	If Outstanding notes will be delivered by book-entry transfer at DTC Account No.:

Date:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry
Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the
United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange
Act of 1934, as amended (the “Exchange Act”) hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made “own(s)” the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and
(c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of
Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF
TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE
TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS
TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

Area Code and Telephone No.:

Date:

DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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